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                                                                     EXHIBIT 5.1








                                                 May 1, 1997

WinStar Communications, Inc.
230 Park Avenue
New York, New York

WinStar Equipment Corp.
230 Park Avenue
New York, New York  10169


Gentlemen:

         Reference is made to the proposed issuance by:

         (i) WinStar Communications, Inc. ("Company") of 14-1/2% Senior Deferred Interest Exchange Notes ("New Senior Notes") under and pursuant to an indenture between the Company and United States Trust Company of New York, as Trustee; and the proposed exchange of the Company's 14-1/2% Senior Deferred Interest Notes for the New Senior Notes pursuant to the registration statement on Form S-4 ("Registration Statement"), filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, and the Trust Indenture Act of 1939, as amended; and

         (ii) WinStar Equipment Corp., a wholly owned subsidiary of the Company ("WEC"), of 12-1/2% Guaranteed Senior Secured Exchange Notes ("New Equipment Notes" and, together with the New Senior Notes, the "New Notes") under and pursuant to an indenture between the WEC and United States Trust Company of New York, as Trustee; and the proposed exchange of WEC's 12-1/2% Guaranteed Senior Secured Notes for the New Equipment Notes pursuant to the Registration Statement.

         We have examined such documents and considered such legal matters as we have deemed necessary and relevant as the basis for the opinion set forth below. with respect to such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies, and the authenticity of the originals of those latter documents. As to questions of fact material to this opinion, we have, to the extent deemed appropriate, relied upon certain representations of certain officers and employees of the Company and its subsidiaries, including WEC.


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    Based upon the foregoing, we are of the opinion that:

         1. Each of the Company and WEC is a corporation duly organized and existing under the laws of the State of Delaware.

         2. The New Notes have been duly and validly authorized by all necessary corporate action and will, when issued in accordance with the terms of the Indenture, constitute valid and binding obligations on the part of the Company and WEC, as the case may be, enforceable in accordance with their terms, except as may be limited by (i) bankruptcy, reorganization, insolvency or other similar laws of general application affecting the rights and remedies of creditors and secured parties and (ii) the discretion of the courts in applying equitable principles.

         We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement, to the use of our name as counsel to the Company, and to all references made to us in the Registration Statement and the Prospectus forming a part thereof. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder.

                                            Very truly yours,


                                            GRAUBARD MOLLEN & MILLER



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